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                                                                       EXHIBIT 5

                      CURTIS, MALLET-PREVOST, COLT & MOSLE

                                            August 28, 1996

The DII Group, Inc.
6273 Monarch Park Place
Suite 200
Niwot, Colorado  80503

Gentlemen:

                  We have acted as special counsel for The DII Group, Inc., a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of an additional 1,450,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon the exercise of options and the vesting of performance shares granted or to be granted under the Company's 1994 Stock Incentive Plan (the "Plan") and covered by a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  In connection herewith, we have examined the Restated Certificate of Incorporation, the Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

                  Based upon such examination, it is our opinion that the shares of Common Stock proposed to be sold or issued by the Company, when sold or issued pursuant to the Plan and the resolutions of the Board of Directors of the Company (and the Compensation Committee thereof) authorizing the same, will be legally issued, fully paid and non-assessable. The opinion expressed herein is subject to the Board of Directors of the Company making a determination pursuant to Section 153 of the Delaware General Corporation Law that the value received by the Company is not less than the par value of the shares to be issued in the case of shares to be issued upon the vesting of performance shares.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                  We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                                       Very truly yours,

                                       /s/ Curtis, Mallet-Prevost, Colt & Mosle
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                                          Curtis, Mallet-Prevost, Colt & Mosle